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Exhibit 5.1

Mayer Brown LLP 1675 Broadway New York, New York 10019-5820
February 28, 2012	Main Tel +1 212 506 2500 Main Fax +1 212 262 1910 www.mayerbrown.com

TAL International Group, Inc.
100 Manhattanville Road
Purchase, New York 10577

Ladies and Gentlemen:

        We have acted as outside counsel to TAL International Group, Inc., a Delaware corporation (the "Company") in connection with the preparation of the registration statement on Form S-3 initially filed by the Company with the Securities and Exchange Commission (the "Commission") on February 28, 2012, (as it may be amended subsequently, the "Registration Statement") registering shares (the "Selling Stockholder Shares") of common stock, par value $0.001 per share, of the Company (the "Common Stock") that are currently issued and outstanding and held by certain stockholders of the Company (the "Selling Stockholders") to be identified, in accordance with General Instruction II. G of Form S-3, in a prospectus supplement filed pursuant to Rule 424(b)(7) under Securities Act of 1933, as amended (the "Securities Act") forming a part of the Registration Statement, relating to a particular offering of Selling Stockholder Shares by one or more Selling Stockholders.

        The Selling Stockholder Shares being registered under the Registration Statement will be offered on a continued or delayed basis by the Selling Stockholders pursuant to the provisions of Rule 415 under the Securities Act.

        In rendering the opinions expressed below, we have examined (a) the Second Amended and Restated Certificate of Incorporation of the Company; (b) the Amended and Restated Bylaws of the Company; (c) the Registration Statement; (d) resolutions of the board of directors of the Company; (e) the securities purchase agreements pursuant to which the Selling Stockholder Shares were issued and sold by the Company to the Selling Stockholders; and (f) such other documents, corporate records and instruments as we have deemed necessary or advisable for the purpose of this opinion.

        In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to matters of fact (but not as to legal conclusions), to the extent we deemed proper, we have relied on certificates of responsible officers of the Company and of public officials.

        Based upon and subject to the foregoing, we are of the opinion that:

  (1)
  the Company is a duly incorporated and existing corporation under the laws of the State of Delaware;

Mayer Brown LLP operates in combination with our associated English limited liability partnership and Hong Kong partnership (and its associated entities in Asia) and is associated with Tauil & Chequer Advogados, a Brazilian law partnership.

  (2)
  the Selling Stockholders Shares are validly issued, fully paid and nonassessable shares of Common Stock of the Company;

        This opinion is limited to matters governed by the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the General Corporation Law of the State of Delaware and such applicable provisions of the Delaware Constitution).

        The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
/s/ Mayer Brown LLP
Mayer Brown LLP

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  Exhibit 5.1